EXHIBIT 10.3

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT, dated as of September 15, 2013 (this “Agreement”), by and between ELLERY W. ROBERTS, having the address specified on the signature page hereto (the “Seller”), 1847 HOLDINGS LLC, a Delaware limited liability company, having an office at the address specified on the signature page hereto (the “1847 Holdings”), and 1847 Management Services, Inc., a Delaware corporation, having an office at the address specified on the signature page hereto (“1847 Management” and together with 1847 Holdings, the “Buyers”). The Seller, 1847 Holdings and 1847 Management are each referred to herein as a “Party” and collectively, as the “Parties”.

BACKGROUND

The Seller intends to sell, and the Buyers intend to purchase, the amount and type of securities (collectively, the “Securities”) of PPI Management Group, LLC, a Delaware limited liability company (“PPI Management”), and Christals Management, LLC, a Delaware limited liability company (“Christals Management”), as set forth on Schedule A hereto.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, the Seller and the Buyers hereby agree as follows:

1.      Purchase and Sale. The Seller shall sell, transfer, convey and deliver unto 1847 Management the Securities, and 1847 Management shall acquire and purchase from the Seller the Securities. The Seller hereby expressly grants to 1847 Management the right to become a substituted Member as and to the extent required under the applicable limited liability company operating agreement of PPI Management and Christals Management.

2.      Purchase Price. The purchase price (the "Purchase Price") for the Securities, in the aggregate, is the number of Common Shares of 1847 Holdings that is set forth on Schedule A (the “Common Shares”) and it is payable at Closing (defined below). The Common Shares shall be fully paid at the Closing and shall be validly issued and nonassessable.

3.      The Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place by exchange of signature pages by the Parties by electronic mail, fax or courier, as appropriate, on the date hereof.

4.      Representations and Warranties of the Seller. The Seller represents and warrants to the Buyers as follows:

(a) The Seller has the power and authority to execute, deliver and perform its obligations under this Agreement and to sell, assign, transfer and deliver to 1847 Management the Securities as contemplated hereby. No permit, consent, approval or authorization of, or declaration, filing or registration with any governmental or regulatory authority or consent of any third party is required in connection with the execution and delivery by any Seller of this Agreement and the consummation of the transactions contemplated hereby except for consents and approvals which have already been obtained.

(b) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby or compliance with the terms and conditions hereof by the Seller, will violate or result in a breach of any term or provision of any agreement to which the Seller is bound or is a party, or be in conflict with or constitute a default under, or cause the acceleration of the maturity of any obligation of the Seller under any existing agreement or violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Seller or any properties or assets of the Seller.

(c) This Agreement has been duly and validly executed by the Seller, and constitutes the valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting creditors' rights generally or by limitations, on the availability of equitable remedies.

(d) The Seller owns the Securities free and clear of all liens, charges, security interests, encumbrances, claims of others, options, warrants, purchase rights, contracts, commitments, equities or other claims or demands of any kind (collectively, “Liens”), and upon delivery of the Securities to 1847 Management, 1847 Management will acquire good and valid title thereto free and clear of all Liens. No Seller is a party to any option, warrant, purchase right, or other contract or commitment that could require such Seller to sell, transfer, or otherwise dispose of any capital stock or other securities of either PPI Management or Christals Management. The Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any securities of PPI Management or Christals Management.

5.      Representations and Warranties of the Buyers. The Buyers represent and warrant to the Seller as follows:

(a) The Buyers have full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. This Agreement constitutes a valid and binding obligation of the Buyers enforceable in accordance with its terms, except as (i) the enforceability hereof may be limited by bankruptcy, insolvency or similar laws affecting the enforceability of creditor's rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

(b) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby or compliance with the terms and conditions hereof by the Buyers, will violate or result in a breach of any term or provision of any agreement to which any of the Buyers is bound or is a party, or be in conflict with or constitute a default under, or cause the acceleration of the maturity of any obligation of any of the Buyers under any existing agreement or violate any order, writ, injunction, decree, statute, rule or regulation applicable to any of the Buyers or any properties or assets of any of the Buyers.

(c) 1847 Management is acquiring the Securities for its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act of 1933. The Buyers agree not to sell or otherwise transfer the Securities unless they are registered under applicable federal and state securities laws, or an exemption or exemptions from such registration are available. The Buyers have knowledge and experience in financial and business matters such that they are capable of evaluating the merits and risks of acquiring the Securities.

(d) No permit, consent, approval or authorization of, or declaration, filing or registration with any governmental or regulatory authority or the consent of any third party is required in connection with the execution and delivery by the Buyers of this Agreement and the consummation of the transactions contemplated hereby.

6.      Brokers and Finders. Each of the Parties represents to the other Parties that there are no finders or brokers involved in the transactions contemplated hereby and no Party hereto shall be responsible for the payment of any finders’ fees, brokerage fees or similar fees in connection with the transactions contemplated hereby.

7.      Post-Closing Covenants. The Parties agree that if at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party may reasonably request, all at the sole cost and expense of the requesting Party.

8.      Miscellaneous.

(a) Facsimile Execution and Delivery. Facsimile execution and delivery of this Agreement is legal, valid and binding execution and delivery for all purposes.

(b) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

(c) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

(d) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

(e) Headings. The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws.

(g) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyers and the Seller or their respective representatives. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

(h) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(i) Expenses. Each of the Parties will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

(j) Specific Performance. Each Party acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each Party agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized representatives as of the date first written above.

SELLER

/s/ Ellery W. Roberts
Name: Ellery W. Roberts

Address:	17025 NW 20th Street
Pembroke Pines, FL 33028

BUYERS

1847 HOLDINGS LLC

By:	/s/ Ellery W. Roberts
Name:	Ellery W. Roberts
Title:	Chief Executive Officer

Address:	590 Madison Avenue, 18th Floor
New York, NY 10022

1847 MANAGEMENT SERVICES, INC.

By:	/s/ Ellery W. Roberts
Name:	Ellery W. Roberts
Title:	Chief Executive Officer

Address:	590 Madison Avenue, 18th Floor New York, NY 10022

SCHEDULE A

SELLERS AND SECURITIES

Description of Security being Sold	Purchase Price

50% of the outstanding limited liability company interests in Christals Management	437,500 Common Shares of 1847 Holdings

500 Units of PPI Management constituting 50% of the outstanding limited liability company interests of PPI Management	437,500 Common Shares of 1847 Holdings

TOTAL: 875,000 Common Shares of 1847 Holdings